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                                                       EXHIBIT 23



                    CONSENT OF INDEPENDENT ACCOUNTANTS







We consent to the incorporation by reference in the registration statements of New York State Electric & Gas Corporation on Form S-3 (Registration Nos. 33-57460 and 33-50719) and on Form S-8 (Registration Nos. 33-13882 and 33-31897) of our report dated January 28, 1994, on our audits of the consolidated financial statements and financial statement schedules of New York State Electric & Gas Corporation and Subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992, and 1991, which report is included in this Annual Report on Form 10-K.



                                   COOPERS & LYBRAND


New York, New York
March 11, 1994